Exhibit 10.8

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 19, 2015, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and IMPRIVATA, INC., a Delaware corporation, with its chief executive office located at 10 Maguire Road, Lexington, Massachusetts 02421 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2009, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 30, 2009, between Borrower and Bank, as amended by a First Loan Modification and Reinstatement Agreement dated as of April 26, 2010, as further amended by a Second Loan Modification Agreement dated as of May 24, 2011, and as further amended by a certain Third Loan Modification and Reinstatement Agreement dated as of December 12, 2012, and as further modified by a certain Fourth Loan Modification and Reinstatement Agreement dated as of February 27, 2014 (the “Fourth Loan Modification”) (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2(a):

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Bank;”

and inserting in lieu thereof the following:

“(i) (1) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Bank; provided, however, Borrower shall not be required to deliver the financial statements described in this subsection (i) with respect to a particular month if no Advance was outstanding or requested at any time during the period commencing on the first day of such month through and including the date that is thirty (30) days after the last day of such month, and (2) for any calendar quarter for which the financial statements described in this subsection (i) were not required to be delivered for any month in such quarter, Borrower shall deliver to Bank, as soon as available, but no later than forty-five (45) days after the last day of such quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Bank;”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“(b) Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

(c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.”

and inserting in lieu thereof the following:

“(b) (i) Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date); provided, however, Borrower shall not be required to deliver the materials described in this subsection (b) for any month for which no Advance was outstanding or requested at any time during the period commencing on the first day of such month through and including the date that is thirty (30) days after the last day of such month and (ii) together with each request for an Advance if at such time there are no Advances outstanding.

(c) (i) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement; provided, however, Borrower shall not be required to deliver a Compliance Certificate with respect to a particular month if no Advance was outstanding or requested at any time during the period commencing on the first day of such month through and including the date that is thirty (30) days after the last day of such month and (ii) for any calendar quarter for which a Compliance Certificate was not required to be delivered for any month in such quarter, Borrower shall deliver to Bank, within forty-five (45) days after the last day of such quarter, a Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

“6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:”

and inserting in lieu thereof the following:

“6.7 Financial Covenant — Adjusted Quick Ratio. Borrower shall maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries an Adjusted Quick Ratio of at least 1.25 to 1.0. Notwithstanding the foregoing, with respect to the first and second months in any calendar quarter, Borrower shall not be required to comply with the financial covenant set forth in this Section 6.7 for any such month to the extent that no Advance was outstanding or requested (i) during such month and (ii) after such month up to and including the date on which Bank receives the applicable financial reporting evidencing Borrower’s Adjusted Quick Ratio for such calendar quarter.”

4	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“ “Revolving Line Maturity Date” is February 26, 2015.”

and inserting in lieu thereof the following:

“ “Revolving Line Maturity Date” is April 27, 2015.”

5	The Loan Agreement shall be amended by deleting the Compliance Certificate attached thereto as Exhibit D and inserting in lieu thereof the Compliance Certificate attached hereto as Schedule 1.

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 12, 2012, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof except as set forth on Schedule 3 to the Fourth Loan Modification.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan

Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

IMPRIVATA, INC.		SILICON VALLEY BANK

By:	/s/ Jeff Kalowski	By:	/s/ Kristy Vlahos
Name:	Jeff Kalowski	Name:	Kristy Vlahos
Title:	CFO	Title:	Director

Schedule 1

EXHIBIT D - COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: IMPRIVATA, INC.

The undersigned authorized officer of IMPRIVATA, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with	Monthly within 30 days (waived for	Yes No
Compliance Certificate	any month for which no Advance was
outstanding or requested during the
period commencing on the first day of
such month through and including the
date that is 30 days from the end of
such month); within 45 days of the end
of each quarter in which the monthly
financial statements and compliance
certificates were not required to be
delivered for any month in such quarter

Annual financial statement (CPA Audited)	FYE within 210 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate (with A/R & A/P Agings and a	Monthly within 30 days at all times	Yes No
deferred revenue report)	when any Advance is outstanding or
requested and together with each
request for an Advance if at such time
there are no Advances outstanding

Operating Budgets and Projections	FYE within 30 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times, to be tested on a monthly basis (provided that, for the first and second months in each calendar quarter, testing shall be waived if there are no Obligations outstanding during any such months through and including the date on which Bank receives the applicable financial reporting):

Adjusted Quick Ratio	1.25:1.0	:1.0	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

IMPRIVATA, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No